Exhibit 99.1


                Genuity Certifies Financial Statements

   WOBURN, Mass.--(BUSINESS WIRE)--Aug. 7, 2002--Genuity Inc. (NASDAQ:GENU) today announced that Chairman and Chief Executive Officer Paul R. Gudonis and Chief Financial Officer Dan O'Brien have signed and filed sworn statements with the U.S. Securities and Exchange Commission (SEC) attesting to the accuracy of the company's recent SEC filings.
   "Integrity continues to be one of the most important values we have at Genuity, and our certification under oath underscores our commitment to providing investors, customers and our employees with accurate information," said Gudonis.
   The certification was done in compliance with the SEC's requirement that the 947 largest public companies file such statements no later than August 14, 2002.

   About Genuity

   Genuity is a leading provider of enterprise IP networking services. The company combines its Tier 1 network with a full portfolio of managed Internet services, including dedicated and broadband access, Internet security, Voice over IP (VoIP), and Web hosting to provide converged voice and data solutions. With annual revenues of more than $1 billion, Genuity (NASDAQ: GENU and NM:
Genuity A-RegS 144) is a global company with offices and operations throughout the U.S., Europe, Asia and Latin America. Additional information about Genuity can be found at www.genuity.com.

    CONTACT: Media Contacts:
             Genuity
             Susan Kraus, 781/865-3511
             or
             Genuity
             John Vincenzo, 781/865-5468
             or
             Investor Relations Contact:
             Genuity
             Arleen Llerandi, 781-865-3544